Exhibit 99.1

NEWS RELEASE

For Immediate Distribution	Contact:	Timothy McKenna
tmckenna@rocksp.com
Phone: 609-734-6430

Rockwood Reports Strong Second Quarter Results:

•                  Net sales up 19.7%.

•                  Adjusted EBITDA up 37.4%.

•                  As reported EPS from continuing operations of $0.68 vs. $0.01.

•                  As adjusted EPS from continuing operations of $0.59 vs. $0.13.

Princeton, New Jersey; July 27, 2010 — Rockwood Holdings, Inc. (NYSE: ROC), a global producer of specialty chemicals and advanced materials, today reported earnings per share from continuing operations of $0.68 for the second quarter of 2010 as compared to $0.01 for the same period in the prior year. Rockwood’s as adjusted earnings per share from continuing operations increased to $0.59 in the second quarter of 2010 from $0.13 for the same period in the prior year. In addition, Rockwood reported Adjusted EBITDA of $172.2 million for the second quarter of 2010 as compared to $125.3 million for the same period in the prior year.

Commenting on Rockwood’s performance, Seifi Ghasemi, Chairman & CEO, said, “The significant improvement in Rockwood’s quarterly sales and earnings reflects the strong demand for our specialty products across all geographies and in almost every end market we serve.  In addition, the results re-confirm Rockwood’s ability to generate significant profit improvement in a positive market environment as well as our ability to increase our Adjusted EBITDA margins; from 17.2% of net sales in the second quarter of last year to 19.7% this quarter.  During the quarter, we generated $87 million of free cash after paying interest on our debt, capital expenditures and cash taxes.

“These results once again demonstrate the strength of Rockwood’s diverse portfolio of specialty businesses.  Our inorganic raw material costs remain stable, and we continue to benefit from our disciplined approach to pricing and rigorous cost control.  Our lithium and advanced materials businesses continue to see significant organic growth and improved margins.”

The highlights from continuing operations for the second quarter and six months ended June 30, 2010 are as follows:

•                  Net sales were $874.5 million for the second quarter of 2010, up 19.7% compared to $730.4 million for the same period in the prior year.  Net sales were $1,708.4 million for the six months ended June 30, 2010, up 22.9% compared to $1,390.4 million for the same period in the prior year.

•                  Adjusted EBITDA was $172.2 million for the second quarter of 2010, up 37.4% compared to $125.3 million for the same period in the prior year.  Adjusted EBITDA was $337.2 million for the six months ended June 30, 2010, up 43.8% compared to $234.5 million for the same period in the prior year.

•                  On a constant-currency basis, net sales and Adjusted EBITDA were up 24.0% and 43.3%, respectively, for the second quarter of 2010, and were up 22.1% and 43.3%, respectively, for the six months ended June 30, 2010.

•                  Net income attributable to Rockwood Holdings, Inc. for the second quarter of 2010 was $52.4 million, including income of $6.9 million related to after-tax net special items. Net income attributable to Rockwood Holdings, Inc. for the second quarter of 2009 was $0.6 million, including after-tax net special charges of $8.8 million.

Net income attributable to Rockwood Holdings, Inc. for the six months ended June 30, 2010 was $89.3 million, including income of $7.8 million related to after-tax net special items. Net loss attributable to Rockwood Holdings, Inc. for the six months ended June 30, 2009 was $3.2 million, including after-tax net special charges of $10.8 million.

•                  Diluted earnings per share for the second quarter of 2010 were $0.68, including income of $0.09 related to after-tax net special items. Excluding net special items, diluted earnings per share were $0.59 in the second quarter of 2010. Diluted earnings per share for the second quarter of 2009 were $0.01, including after-tax net special charges of $0.12. Excluding net special charges, diluted earnings per share were $0.13 in the second quarter of 2009.

Diluted earnings per share for the six months ended June 30, 2010 were $1.15, including income of $0.10 related to after-tax net special items. Excluding net special items, diluted earnings per share were $1.05 for the six months ended June 30, 2010. Diluted loss per share for the six months ended June 30, 2009 was $0.04, including after-tax net special charges of $0.14. Excluding net special charges, diluted earnings per share were $0.10 for the six months ended June 30, 2009.

Commenting on the outlook, Mr. Ghasemi said, “Although demand for our products remained strong throughout the second quarter and continues as we begin the third quarter, we are operating with a cautious outlook as we cannot predict the performance of the overall economy.  However, we are confident that our strategic strengths, our strong market position, our pricing discipline and our inorganic raw material base will enable us to maintain excellent profit margins and strong cash flow in the second half.  We will continue our focus on growing our portfolio of specialty products, generating strong cash flow and improving our leverage ratio.”

Second quarter results, as compared with the same period a year ago, are summarized below:

•                  Specialty Chemicals:  Net sales and Adjusted EBITDA increased 21.6% and 27.7%, respectively.

•                  In our Fine Chemicals business, higher volumes of lithium products and metal sulfide applications were partially offset by lower selling prices of potash and lithium carbonate.

•                  In our Surface Treatment business, higher volumes in all markets, particularly in automotive, general industrial and coil/cold forming applications, and lower raw material costs had a favorable impact on our results.

•                  Performance Additives:  Net sales and Adjusted EBITDA increased 10.7% and 65.9%, respectively.

•                  Net sales and Adjusted EBITDA were up primarily from higher volumes of coatings and inks and oilfield applications in our Clay-based Additives business and higher volumes of specialty and coatings products in our Color Pigments and Services business.

•                  Titanium Dioxide Pigments:  Net sales and Adjusted EBITDA increased 15.8% and 51.8%, respectively.

•                  Net sales and Adjusted EBITDA were up primarily from higher volumes in all applications, as well as higher selling prices, partially offset by lower production volumes due to scheduled maintenance work.

•                  Advanced Ceramics:  Net sales and Adjusted EBITDA increased 33.5% and 55.6%, respectively.

•                  Net sales and Adjusted EBITDA were up from higher volumes in all product applications, including medical, automotive, electronic and other industrial applications.

•                  Specialty Compounds:  Net sales and Adjusted EBITDA increased 28.3% and 13.5%, respectively.

•                  Net sales and Adjusted EBITDA were up primarily from higher volumes in most applications, primarily in wire and cable.

•                  Adjusted EBITDA was negatively impacted by higher raw material costs, primarily PVC resin and plasticizer costs.

•                  Corporate and other:   Corporate costs increased in the second quarter of 2010 primarily due to higher incentive compensation-related costs.

Other Items:

•                  Interest expense, net increased $7.8 million in the second quarter of 2010 compared to the same period in the prior year. The second quarter of 2010 and 2009 included non-cash gains of $5.6 million and $12.2 million, respectively, representing the movement in the mark-to-market valuation of our interest rate hedges. Excluding the impact of these gains, interest expense, net increased $1.2 million primarily due to higher interest rates related to the amendment of our senior secured credit facility in June 2009, partially offset by the termination of interest rate swaps in November 2009 and debt repayments.

•                  Income taxes. The effective tax rate for the second quarter of 2010 was 21.7% and was favorably impacted by domestic income that was not tax effected due to a valuation allowance and the favorable settlement of certain tax positions. Our normalized effective tax rate was approximately 30% for the second quarter of 2010.

•                  Free cash flow was an inflow of $86.7 million for the second quarter of 2010. This amount consisted of net cash provided by operating activities of $114.4 million plus special items and other, net of $8.5 million, less capital expenditures, net of $36.2 million.

•                  Net debt, which is total debt less cash and cash equivalents, was $1,933.4 million as of June 30, 2010 compared to $2,227.8 million as of December 31, 2009.  The decrease in net debt was primarily due to the cash flow generated from operations in the first half of 2010.

Conference Call and Webcast

We will host a conference call and webcast to discuss the results of operations for the second quarter ended June 30, 2010 on Tuesday, July 27, 2010 at 11:00 am Daylight Savings Time. The dial-in number to access the conference call in the U.S. is (877) 209-0397 and the international dial-in number is (612) 332-0637. No access code is needed for either call. A replay of the conference call will be available through September 13, 2010 at (800) 475-6701 in the U.S., access code: 161256, and internationally at (320) 365-3844, access code: 161256.

A listen only, live webcast of the conference call will be available at www.rocksp.com.  Materials for the call, including a PowerPoint file detailing the results, will be available for download on this site on the morning of the call. The webcast and PowerPoint file will be archived on Rockwood’s website.

Non-GAAP Financial Measures

This press release includes “non-GAAP financial measures,” such as, a discussion of Adjusted EBITDA, free cash flow and net income (loss)/diluted earnings (loss) per share from continuing operations attributable to Rockwood Holdings, Inc. excluding certain items. Adjusted EBITDA is not intended to be an alternative to net income attributable to Rockwood Holdings, Inc. as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. All presentations of consolidated Adjusted EBITDA are calculated using the definition set forth in the Company’s senior secured credit agreement as a basis and reflects management’s interpretations thereof.  Adjusted EBITDA, which is referred to under the senior secured credit agreement as “Consolidated EBITDA,” is defined in the senior secured credit agreement as consolidated earnings (which, as defined in the senior secured credit agreement, equals income (loss) before the deduction of income taxes of Rockwood Specialties Group, Inc. and the Restricted Subsidiaries (as such term is defined in the senior secured credit agreement), excluding extraordinary items) plus certain items including interest expense, depreciation expense, amortization expense, extraordinary losses and non-recurring charges, losses on asset sales, less certain items including extraordinary gains and non-recurring gains, non-cash gains and gains on asset sales.  We use Adjusted EBITDA on a consolidated basis to assess our operating performance, to calculate performance-based cash bonuses and determine whether certain performance-based options and restricted stock units vest (as such bonuses, options and restricted stock units are tied to Adjusted EBITDA), and as a liquidity measure. In addition, we use Adjusted EBITDA to determine compliance with our debt covenants. We also use Adjusted EBITDA on a segment basis as the primary measure used by our chief operating decision maker to evaluate the ongoing performance of our business segments and reporting units. A reconciliation of net income attributable to Rockwood Holdings, Inc. to Adjusted EBITDA is contained in this press release. We strongly urge you to review the reconciliation. In addition, we discuss sales growth in terms of nominal (actual) and net change (nominal less constant currency impacts). Free cash flow is not intended to be an alternative to cash flows from operating activities as a measure of liquidity. Our presentation of free cash flow is defined as net cash from operating activities from continuing operations, plus special items and other, net less capital expenditures, net (includes proceeds on the sale of property, plant and equipment and excludes sales of property, plant and equipment related to sales of businesses).  Management believes that free cash flow is meaningful to investors because it provides an additional measure of liquidity.  Neither net income (loss) from continuing operations attributable to Rockwood Holdings, Inc. excluding certain items nor diluted earnings (loss) per share from continuing operations attributable to Rockwood Holdings, Inc. excluding certain items is intended to be an alternative for net income (loss) or diluted earnings (loss) per share.  Management believes that net income (loss) and diluted earnings (loss) per share from continuing operations attributable to Rockwood Holdings, Inc. excluding certain items is meaningful to investors because it provides a view of the Company with respect to ongoing operating results. Management believes that our normalized effective tax rate is meaningful to investors because it provides an additional measure of our tax rate by excluding the impact of certain special items.  Reconciliations of these non-GAAP financial measures are included herein. These non-GAAP measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies.

Rockwood Holdings, Inc. is a leading global specialty chemicals and advanced materials company. Rockwood has a worldwide employee base of approximately 9,700 people and annual net sales of approximately $3.0 billion. Rockwood focuses on global niche segments of the specialty chemicals, pigments and additives and advanced materials markets. For more information on Rockwood, please visit www.rocksp.com.

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The information set forth in this press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the business, operations and financial condition of Rockwood Holdings, Inc. and its subsidiaries and affiliates (“Rockwood”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “predicts” and variations of such words or expressions are intended to identify forward-looking statements. Although Rockwood believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. “Forward-looking statements” consist of all non-historical information, including any statements referring to the prospects and future performance of Rockwood. Actual results could differ materially from those projected in Rockwood’s forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the “Risk Factors” described in Rockwood’s 2009 Form 10-K on file with the Securities and Exchange Commission. Rockwood does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Dollars in millions, except per share amounts; shares in thousands)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2010	2009	2010	2009
Net sales	$874.5	$730.4	$1,708.4	$1,390.4
Cost of products sold	593.0	527.2	1,160.2	1,005.1
Gross profit	281.5	203.2	548.2	385.3

Selling, general and administrative expenses	173.5	151.0	342.8	296.1
Restructuring and other severance costs	1.2	4.0	3.4	11.8
Loss on sale of assets and other	0.1	—	0.1	0.1
Operating income	106.7	48.2	201.9	77.3

Other expenses, net:
Interest expense, net (a)	(36.3)	(28.5)	(78.1)	(77.8)
Loss on early extinguishment of debt	—	(27.9)	—	(25.7)
Foreign exchange (loss) gain, net	(0.4)	16.5	(0.1)	10.9
Other, net	—	0.3	0.5	0.4
Other expenses, net	(36.7)	(39.6)	(77.7)	(92.2)

Income (loss) from continuing operations before taxes	70.0	8.6	124.2	(14.9)
Income tax provision (benefit)	15.2	10.6	32.7	(6.1)
Income (loss) from continuing operations	54.8	(2.0)	91.5	(8.8)
Income from discontinued operations, net of tax	—	1.1	—	3.4
Net income (loss)	54.8	(0.9)	91.5	(5.4)
Net (income) loss attributable to noncontrolling interest	(2.4)	2.6	(2.2)	5.6
Net income attributable to Rockwood Holdings, Inc.	$52.4	$1.7	$89.3	$0.2

Amounts attributable to Rockwood Holdings, Inc.:
Income (loss) from continuing operations	$52.4	$0.6	$89.3	$(3.2)
Income from discontinued operations	—	1.1	—	3.4
Net income	$52.4	$1.7	$89.3	$0.2

Basic earnings (loss) per share attributable to Rockwood Holdings, Inc.:
Earnings (loss) from continuing operations	$0.70	$0.01	$1.20	$(0.04)
Earnings from discontinued operations	—	0.01	—	0.04
Basic earnings per share	$0.70	$0.02	$1.20	$—

Diluted earnings (loss) per share attributable to Rockwood Holdings, Inc.:
Earnings (loss) from continuing operations	$0.68	$0.01	$1.15	$(0.04)
Earnings from discontinued operations	—	0.01	—	0.04
Diluted earnings per share	$0.68	$0.02	$1.15	$—

Weighted average number of basic shares outstanding	74,701	74,082	74,500	74,073
Weighted average number of diluted shares outstanding	77,583	74,347	77,359	74,073

(a) Interest expense, net includes:
Interest expense on debt, net	$(40.4)	$(38.5)	$(82.7)	$(75.8)
Mark-to-market gains on interest rate swaps	5.6	12.2	7.7	2.6
Deferred financing costs	(1.5)	(2.2)	(3.1)	(4.6)
Total	$(36.3)	$(28.5)	$(78.1)	$(77.8)

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Dollars in millions, except per share amounts; shares in thousands)

(Unaudited)

	June 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$376.2	$300.5
Accounts receivable, net	504.1	450.4
Inventories	476.4	517.0
Deferred income taxes	9.1	12.5
Prepaid expenses and other current assets	65.1	66.5
Total current assets	1,430.9	1,346.9
Property, plant and equipment, net	1,503.1	1,702.5
Goodwill	803.3	939.2
Other intangible assets, net	595.4	704.7
Deferred debt issuance costs, net of accumulated amortization of $12.4 and $10.8, respectively	20.4	26.0
Deferred income taxes	20.6	24.9
Other assets	36.0	37.5
Total assets	$4,409.7	$4,781.7
LIABILITIES
Current liabilities:
Accounts payable	$224.2	$237.3
Income taxes payable	13.6	11.5
Accrued compensation	109.5	77.7
Accrued expenses and other current liabilities	145.0	156.9
Deferred income taxes	3.5	2.6
Long-term debt, current portion	72.9	94.2
Total current liabilities	568.7	580.2
Long-term debt	2,236.7	2,434.1
Pension and related liabilities	358.6	410.1
Deferred income taxes	67.3	69.1
Other liabilities	121.1	145.9
Total liabilities	3,352.4	3,639.4
Restricted stock units	4.7	1.5
EQUITY
Rockwood Holdings, Inc. stockholders’ equity:
Common stock ($0.01 par value, 400,000 shares authorized, 74,972 shares issued and 74,878 shares outstanding at June 30, 2010; 400,000 shares authorized, 74,259 shares issued and 74,165 shares outstanding at December 31, 2009)	0.7	0.7
Paid-in capital	1,181.8	1,169.2
Accumulated other comprehensive income	30.9	204.5
Accumulated deficit	(432.9)	(522.2)
Treasury stock, at cost	(1.4)	(1.4)
Total Rockwood Holdings, Inc. stockholders’ equity	779.1	850.8
Noncontrolling interest	273.5	290.0
Total equity	1,052.6	1,140.8
Total liabilities and equity	$4,409.7	$4,781.7

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Dollars in millions)

(Unaudited)

	Six months ended
	June 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$91.5	$(5.4)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Income from discontinued operations, net of tax	—	(3.4)
Depreciation and amortization	129.9	137.0
Deferred financing costs amortization	3.1	4.6
Loss on early extinguishment of debt (a)	—	25.7
Foreign exchange loss (gain), net	0.1	(10.9)
Fair value adjustment of derivatives	(7.7)	(2.6)
Bad debt provision	(0.6)	0.4
Stock-based compensation	5.8	1.5
Deferred income taxes	18.7	(16.4)
Restructuring and other	2.2	0.1
Changes in assets and liabilities, net of the effect of foreign currency translation and acquisitions:
Accounts receivable	(101.3)	(6.5)
Inventories	(8.4)	100.4
Prepaid expenses and other assets	(8.8)	(3.2)
Accounts payable	17.0	(40.7)
Income taxes payable	(7.1)	(3.6)
Accrued expenses and other liabilities	44.7	(41.1)
Net cash provided by operating activities	179.1	135.9
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, including transaction fees and payments for prior acquisitions, net of cash acquired	(0.9)	(0.3)
Capital expenditures, excluding capital leases	(71.9)	(81.2)
Contractual advance to Titanium Dioxide Pigments noncontrolling shareholder	—	(1.3)
Proceeds on sale of assets	1.8	6.8
Net cash used in investing activities of continuing operations	(71.0)	(76.0)
Net cash used in investing activities of discontinued operations	—	(0.4)
Net cash used in investing activities	(71.0)	(76.4)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock, net of fees	10.0	—
Prepayment of 2014 Notes	—	(146.8)
Repayment of Titanium Dioxide Pigments revolving credit facility	(14.3)	—
Prepayment of senior secured debt	—	(102.3)
Repayment of senior secured debt	(25.1)	(36.8)
Payments on other long-term debt	(2.5)	(5.4)
Loan from Viance noncontrolling shareholder	—	2.0
Fees related to early extinguishment of debt	—	(8.3)
Deferred financing costs	(0.3)	(13.7)
Net cash used in financing activities	(32.2)	(311.3)
Effect of exchange rate changes on cash and cash equivalents	(0.2)	(13.9)
Net increase (decrease) in cash and cash equivalents	75.7	(265.7)
Cash and cash equivalents, beginning of period	300.5	468.7
Cash and cash equivalents, end of period	$376.2	$203.0

(a)

Includes the write-off of deferred financing costs of $20.9 and lender fees related to the early extinguishment of debt of $11.1, partially offset by a discount on the prepayment of the 2014 Notes of $6.3.

Supplemental disclosures of cash flow information:
Interest paid	$82.2	$78.5
Income taxes paid, net of refunds	21.0	14.8
Non-cash investing activities:
Acquisition of capital equipment	8.5	12.3
Fees related to early extinguishment of debt	—	3.7

Rockwood Holdings, Inc. and Subsidiaries

Net Sales and Adjusted EBITDA

Net Sales

	Three Months Ended
	June 30,
($ in millions)	2010	2009	% Change
Specialty Chemicals	$287.3	$236.2	21.6%
Performance Additives	199.4	180.1	10.7
Titanium Dioxide Pigments	190.3	164.3	15.8
Advanced Ceramics	129.6	97.1	33.5
Specialty Compounds	66.2	51.6	28.3
Corporate and other	1.7	1.1	54.5
Total	$874.5	$730.4	19.7%

Adjusted EBITDA

	Three Months Ended
	June 30,
($ in millions)	2010	2009	% Change
Specialty Chemicals	$73.4	$57.5	27.7%
Performance Additives	37.0	22.3	65.9
Titanium Dioxide Pigments	29.6	19.5	51.8
Advanced Ceramics	40.6	26.1	55.6
Specialty Compounds	10.1	8.9	13.5
Corporate and other	(18.5)	(9.0)	(105.6)
Total Adjusted EBITDA	$172.2	$125.3	37.4%

Rockwood Holdings, Inc. and Subsidiaries

Net Sales and Adjusted EBITDA

Net Sales

	Six Months Ended
	June 30,
($ in millions)	2010	2009	% Change
Specialty Chemicals	$576.9	$461.5	25.0%
Performance Additives	376.6	335.4	12.3
Titanium Dioxide Pigments	371.4	303.3	22.5
Advanced Ceramics	254.3	185.0	37.5
Specialty Compounds	126.0	102.7	22.7
Corporate and other	3.2	2.5	28.0
Total	$1,708.4	$1,390.4	22.9%

Adjusted EBITDA

	Six Months Ended
	June 30,
($ in millions)	2010	2009	% Change
Specialty Chemicals	$147.2	$107.8	36.5%
Performance Additives	66.5	42.9	55.0
Titanium Dioxide Pigments	60.3	41.0	47.1
Advanced Ceramics	77.6	43.9	76.8
Specialty Compounds	19.2	16.7	15.0
Corporate and other	(33.6)	(17.8)	(88.8)
Total Adjusted EBITDA	$337.2	$234.5	43.8%

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Segment Net Sales and Adjusted EBITDA

	Three Months Ended
	June 30,		Total	Total
($ in millions)	2010	2009	Change in $	Change in %
Net Sales:
Specialty Chemicals	$287.3	$236.2	$51.1	21.6%
Performance Additives	199.4	180.1	19.3	10.7
Titanium Dioxide Pigments	190.3	164.3	26.0	15.8
Advanced Ceramics	129.6	97.1	32.5	33.5
Specialty Compounds	66.2	51.6	14.6	28.3
Corporate and other	1.7	1.1	0.6	54.5
Total	$874.5	$730.4	$144.1	19.7%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $ (a)	Change in $	Change in %
Net Sales:
Specialty Chemicals	$(5.8)	$56.9	24.1%
Performance Additives	(4.3)	23.6	13.1
Titanium Dioxide Pigments	(13.3)	39.3	23.9
Advanced Ceramics	(7.3)	39.8	41.0
Specialty Compounds	(0.6)	15.2	29.5
Corporate and other	(0.1)	0.7	63.6
Total	$(31.4)	$175.5	24.0%

	Three Months Ended
	June 30,		Total	Total
($ in millions)	2010	2009	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$73.4	$57.5	$15.9	27.7%
Performance Additives	37.0	22.3	14.7	65.9
Titanium Dioxide Pigments	29.6	19.5	10.1	51.8
Advanced Ceramics	40.6	26.1	14.5	55.6
Specialty Compounds	10.1	8.9	1.2	13.5
Corporate and other	(18.5)	(9.0)	(9.5)	(105.6)
Total Adjusted EBITDA	$172.2	$125.3	$46.9	37.4%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $ (a)	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$(1.7)	$17.6	30.6%
Performance Additives	(1.0)	15.7	70.4
Titanium Dioxide Pigments	(2.4)	12.5	64.1
Advanced Ceramics	(2.4)	16.9	64.8
Specialty Compounds	—	1.2	13.5
Corporate and other	0.2	(9.7)	(107.8)
Total Adjusted EBITDA	$(7.3)	$54.2	43.3%

(a) The constant currency effect is the translation impact calculated based on the change in the applicable rate, primarily the euro, to the U.S. dollar exchange rate for the applicable period.

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Segment Net Sales and Adjusted EBITDA

	Six Months Ended
	June 30,		Total	Total
($ in millions)	2010	2009	Change in $	Change in %
Net Sales:
Specialty Chemicals	$576.9	$461.5	$115.4	25.0%
Performance Additives	376.6	335.4	41.2	12.3
Titanium Dioxide Pigments	371.4	303.3	68.1	22.5
Advanced Ceramics	254.3	185.0	69.3	37.5
Specialty Compounds	126.0	102.7	23.3	22.7
Corporate and other	3.2	2.5	0.7	28.0
Total	$1,708.4	$1,390.4	$318.0	22.9%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $ (a)	Change in $	Change in %
Net Sales:
Specialty Chemicals	$11.5	$103.9	22.5%
Performance Additives	1.0	40.2	12.0
Titanium Dioxide Pigments	(3.1)	71.2	23.5
Advanced Ceramics	(0.7)	70.0	37.8
Specialty Compounds	1.7	21.6	21.0
Corporate and other	—	0.7	28.0
Total	$10.4	$307.6	22.1%

	Six Months Ended
	June 30,		Total	Total
($ in millions)	2010	2009	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$147.2	$107.8	$39.4	36.5%
Performance Additives	66.5	42.9	23.6	55.0
Titanium Dioxide Pigments	60.3	41.0	19.3	47.1
Advanced Ceramics	77.6	43.9	33.7	76.8
Specialty Compounds	19.2	16.7	2.5	15.0
Corporate and other	(33.6)	(17.8)	(15.8)	(88.8)
Total Adjusted EBITDA	$337.2	$234.5	$102.7	43.8%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $ (a)	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$1.9	$37.5	34.8%
Performance Additives	(0.2)	23.8	55.5
Titanium Dioxide Pigments	(0.7)	20.0	48.8
Advanced Ceramics	(0.2)	33.9	77.2
Specialty Compounds	0.3	2.2	13.2
Corporate and other	—	(15.8)	(88.8)
Total Adjusted EBITDA	$1.1	$101.6	43.3%

(a) The constant currency effect is the translation impact calculated based on the change in the applicable rate, primarily the euro, to the U.S. dollar exchange rate for the applicable period.

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Income (Loss) from Continuing Operations before Taxes to Adjusted EBITDA by Segment

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Three months ended June 30, 2010

Income (loss) from continuing operations before taxes	$38.4	$14.2	$10.1	$20.9
Interest expense, net	14.9	7.6	3.3	7.2
Depreciation and amortization	17.9	14.2	16.1	11.9
Restructuring and other severance costs	0.5	0.6	—	0.1
Systems/organization establishment expenses	0.3	0.1	0.1	—
Acquisition and disposal costs	0.4	—	—	—
Loss on sale of assets and other	0.1	—	—	—
Foreign exchange loss (gain), net	0.9	—	—	0.5
Other	—	0.3	—	—
Total Adjusted EBITDA	$73.4	$37.0	$29.6	$40.6

	Specialty	Corporate and
($ in millions)	Compounds	other	Consolidated
Three months ended June 30, 2010

Income (loss) from continuing operations before taxes	$5.6	$(19.2)	$70.0
Interest expense, net	2.5	0.8	36.3
Depreciation and amortization	2.0	0.9	63.0
Restructuring and other severance costs	—	—	1.2
Systems/organization establishment expenses	—	—	0.5
Acquisition and disposal costs	—	—	0.4
Loss on sale of assets and other	—	—	0.1
Foreign exchange loss (gain), net	—	(1.0)	0.4
Other	—	—	0.3
Total Adjusted EBITDA	$10.1	$(18.5)	$172.2

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Three months ended June 30, 2009

Income (loss) from continuing operations before taxes	$13.1	$(5.2)	$(4.3)	$(2.7)
Interest expense, net	15.1	7.3	4.8	8.2
Depreciation and amortization	17.8	15.4	18.8	12.8
Restructuring and other severance costs	0.5	1.7	(0.1)	1.7
Systems/organization establishment expenses	0.1	0.6	0.3	0.1
Loss on early extinguishment of debt	10.1	2.2	—	6.6
Foreign exchange (gain) loss, net	(1.3)	0.1	—	(0.6)
Other	2.1	0.2	—	—
Total Adjusted EBITDA	$57.5	$22.3	$19.5	$26.1

	Specialty	Corporate and
($ in millions)	Compounds	other	Consolidated
Three months ended June 30, 2009

Income (loss) from continuing operations before taxes	$3.2	$4.5	$8.6
Interest expense, net	2.3	(9.2)	28.5
Depreciation and amortization	2.6	1.5	68.9
Restructuring and other severance costs	0.1	0.1	4.0
Systems/organization establishment expenses	—	(0.1)	1.0
Loss on early extinguishment of debt	0.7	8.3	27.9
Foreign exchange (gain) loss, net	—	(14.7)	(16.5)
Other	—	0.6	2.9
Total Adjusted EBITDA	$8.9	$(9.0)	$125.3

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Income (Loss) from Continuing Operations before Taxes to Adjusted EBITDA by Segment

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Six months ended June 30, 2010

Income (loss) from continuing operations before taxes	$78.2	$18.8	$18.3	$37.6
Interest expense, net	31.3	15.3	7.9	15.4
Depreciation and amortization	36.5	28.9	33.8	24.5
Restructuring and other severance costs	0.6	2.6	—	0.1
Systems/organization establishment expenses	0.7	0.3	0.3	0.1
Acquisition and disposal costs	0.5	—	—	—
Loss on sale of assets and other	0.1	—	—	—
Foreign exchange (gain) loss, net	(0.1)	0.1	—	(0.1)
Other	(0.6)	0.5	—	—
Total Adjusted EBITDA	$147.2	$66.5	$60.3	$77.6

	Specialty	Corporate and
($ in millions)	Compounds	other	Consolidated
Six months ended June 30, 2010

Income (loss) from continuing operations before taxes	$10.1	$(38.8)	$124.2
Interest expense, net	5.0	3.2	78.1
Depreciation and amortization	4.1	2.1	129.9
Restructuring and other severance costs	—	0.1	3.4
Systems/organization establishment expenses	—	—	1.4
Acquisition and disposal costs	—	0.1	0.6
Loss on sale of assets and other	—	—	0.1
Foreign exchange (gain) loss, net	—	0.2	0.1
Other	—	(0.5)	(0.6)
Total Adjusted EBITDA	$19.2	$(33.6)	$337.2

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Six months ended June 30, 2009

Income (loss) from continuing operations before taxes	$26.3	$(10.6)	$(11.7)	$(9.5)
Interest expense	29.9	14.5	14.6	16.2
Depreciation and amortization	36.6	30.5	36.7	24.7
Restructuring and other severance costs	2.1	4.6	—	4.8
Systems/organization establishment expenses	0.4	1.1	1.4	0.2
Loss on early extinguishment of debt	10.5	2.2	—	6.9
Loss on sale of assets and other	0.1	—	—	—
Foreign exchange (gain) loss, net	(0.6)	0.1	—	0.6
Other	2.5	0.5	—	—
Total Adjusted EBITDA	$107.8	$42.9	$41.0	$43.9

	Specialty	Corporate and
($ in millions)	Compounds	other	Consolidated
Six months ended June 30, 2009

Income (loss) from continuing operations before taxes	$6.0	$(15.4)	$(14.9)
Interest expense	4.6	(2.0)	77.8
Depreciation and amortization	5.3	3.2	137.0
Restructuring and other severance costs	0.1	0.2	11.8
Systems/organization establishment expenses	—	—	3.1
Loss on early extinguishment of debt	0.7	5.4	25.7
Loss on sale of assets and other	—	—	0.1
Foreign exchange (gain) loss, net	—	(11.0)	(10.9)
Other	—	1.8	4.8
Total Adjusted EBITDA	$16.7	$(17.8)	$234.5

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income Attributable to

Rockwood Holdings, Inc. to Adjusted EBITDA

($ in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Net income attributable to Rockwood Holdings, Inc.	$52.4	$1.7	$89.3	$0.2
Net income (loss) attributable to noncontrolling interest	2.4	(2.6)	2.2	(5.6)
Net income (loss)	54.8	(0.9)	91.5	(5.4)
Income tax provision (benefit)	15.2	10.6	32.7	(6.1)
Income from discontinued operations, net of tax	—	(1.1)	—	(3.4)
Income (loss) from continuing operations before taxes	70.0	8.6	124.2	(14.9)
Interest expense, net	36.3	28.5	78.1	77.8
Depreciation and amortization	63.0	68.9	129.9	137.0
Restructuring and other severance costs	1.2	4.0	3.4	11.8
Systems/organization establishment expenses	0.5	1.0	1.4	3.1
Acquisition and disposal costs	0.4	—	0.6	—
Loss on early extinguishment of debt	—	27.9	—	25.7
Loss on sale of assets and other	0.1	—	0.1	0.1
Foreign exchange loss (gain), net	0.4	(16.5)	0.1	(10.9)
Other	0.3	2.9	(0.6)	4.8
Total Adjusted EBITDA	$172.2	$125.3	$337.2	$234.5

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income/Diluted Earnings Per Share from Continuing Operations Attributable to Rockwood Holdings, Inc.

as Reported to Net Income/Diluted Earnings Per Share from Continuing Operations Attributable to Rockwood Holdings, Inc. as Adjusted

(Dollars in millions, except per share amounts; shares in thousands)

	Three Months Ended		Three Months Ended
	June 30, 2010		June 30, 2009
	Net Income from Continuing	Diluted EPS	Net Income from Continuing	Diluted EPS
	Operations Attributable	from	Operations Attributable	from
	to Rockwood	Continuing	to Rockwood	Continuing
	Holdings, Inc.	Operations	Holdings, Inc.	Operations
As reported	$52.4	$0.68	$0.6	$0.01

Adjustments to expenses from continuing operations:
Restructuring and other severance costs	1.0	0.01	3.2	0.04
Systems/organization establishment expenses	0.4	0.01	0.8	0.01
Loss on early extinguishment of debt	—	—	21.2	0.29
Tax allocation from other comprehensive income	—	—	6.6	0.09
Other	0.7	0.01	2.2	0.03
Subtotal	2.1	0.03	34.0	0.46

Adjustments to income from continuing operations:
Mark-to-market swap gain	(4.5)	(0.06)	(11.7)	(0.16)
Impact of tax related items	(3.8)	(0.05)	(0.8)	(0.01)
Foreign exchange gains on financing activities	(0.7)	(0.01)	(12.7)	(0.17)
Subtotal	(9.0)	(0.12)	(25.2)	(0.34)

Total adjustments (a)	(6.9)	(0.09)	8.8	0.12

As adjusted	$45.5	$0.59	$9.4	$0.13

Weighted average number of diluted shares outstanding		77,583		74,347

(a) The tax effects of the adjustments are a benefit of $4.8 million and a provision of $1.3 million for the three months ended June 30, 2010 and 2009, respectively, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances.

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income (Loss)/Diluted Earnings (Loss) Per Share from Continuing Operations Attributable to Rockwood Holdings, Inc.

as Reported to Net Income/Diluted Earnings Per Share from Continuing Operations Attributable to Rockwood Holdings, Inc. as Adjusted

(Dollars in millions, except per share amounts; shares in thousands)

	Six Months Ended		Six Months Ended
	June 30, 2010		June 30, 2009
	Net Income from Continuing	Diluted EPS	Net Income (Loss) from Continuing	Diluted EPS
	Operations Attributable	from	Operations Attributable	from
	to Rockwood	Continuing	to Rockwood	Continuing
	Holdings, Inc.	Operations	Holdings, Inc.	Operations

As reported	$89.3	$1.15	$(3.2)	$(0.04)

Adjustments to expenses from continuing operations:
Restructuring and other severance costs	2.2	0.03	9.3	0.13
Systems/organization establishment expenses	1.0	0.01	2.2	0.02
Loss on early extinguishment of debt	—	—	18.7	0.25
Other	0.2	—	3.7	0.05
Subtotal	3.4	0.04	33.9	0.45

Adjustments to income from continuing operations:
Mark-to-market swap gain	(5.7)	(0.07)	(4.2)	(0.06)
Impact of tax related items	(4.2)	(0.05)	(0.8)	(0.01)
Foreign exchange gains on financing activities	(1.3)	(0.02)	(16.5)	(0.22)
Tax allocation from other comprehensive income	—	—	(1.6)	(0.02)
Subtotal	(11.2)	(0.14)	(23.1)	(0.31)

Total adjustments (a)	(7.8)	(0.10)	10.8	0.14

As adjusted	$81.5	$1.05	$7.6	$0.10

Weighted average number of diluted shares outstanding		77,359		74,261 (b)

(a) The tax effects of the adjustments are benefits $5.0 million and $19.4 million for the six months ended June 30, 2010 and 2009, respectively, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances.

(b) The effect of stock-based awards is excluded from as reported diluted EPS as it is anti-dilutive.  However, on an adjusted basis, these awards are dilutive; normalized diluted shares outstanding were 74,261 compared to as reported diluted shares outstanding of 74,073.

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of the Effective Tax Rate as Reported

to the Normalized Effective Tax Rate

Three Months
Ended
June 30, 2010
As reported effective tax rate	21.7%

Adjustments:
Favorable settlement of certain tax positions	3.4%
Change in functional currency	1.6%
Other	2.8%
Total adjustments	7.8%

Normalized effective tax rate	29.5%